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                                                                     EXHIBIT 3.3

                   AMENDMENT TO BYLAWS DATED FEBRUARY 24, 1998

      2.5. NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least twenty-one days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the articles of organization or by these bylaws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the articles of organization or these bylaws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      No business may be transacted at a special meeting of the stockholders except as specified in the notice of meeting thereof. No business may be transacted at an annual meeting of the stockholders except that (a) specified in the notice thereof, or in a supplemental notice given also in compliance with the provisions hereof, (b) brought before the meeting by or at the direction of the Board of Directors or the presiding officer, or (c) otherwise properly brought before the meeting by or on behalf of any stockholder who shall have been a stockholder of record at the time of giving of notice provided for in this paragraph and who shall continue to be entitled to vote thereat and who complies with the notice procedures set forth in this paragraph or, with respect to the election of directors, the notice procedures set forth in Section 3.2 of these by-laws. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder (other than a stockholder proposal included in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the stockholder must have given timely notice thereof in writing to the clerk of the corporation. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (a) not less than 75 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation or (b) in the event that the meeting is called for a date (including any change in date determined by the board pursuant to Section 2.1) more than 75 days prior to such anniversary date, notice by the stockholder to be timely given must be so received no later than the close of business on the 10th day following the day on which notice of the date of such
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meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Such stockholder's notice to the clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of capital stock of the corporation held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, (d) any material interest of the stockholder in such business and (e) all other information which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the "Proxy Rules").

      Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.5; PROVIDED, HOWEVER, that nothing in this Section 2.5 shall be deemed to preclude discussion by any stockholder of any business properly brought before such meeting.

      The chairman of the board or other presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and that business shall be disregarded.

      3.2. TENURE AND NOMINATIONS FOR DIRECTOR. Except as otherwise provided by law, by the articles of organization or by these bylaws, each director shall hold office until the next annual meeting of the stockholders and until his successor is duly elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

      Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors may be made at a meeting of stockholders (a) by or at the direction of the board of directors or any appropriate committee thereof or
(b) by any stockholder of record who is entitled to vote for the election of directors at the meeting and complies with the notice procedures set forth in this Section 3.2. Nominations by stockholders shall be made only after timely notice in writing to the clerk of the corporation. In order to be timely given, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 75 nor more than 120 days prior to the anniversary date of
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the immediately preceding annual meeting of stockholders of the corporation;
provided, however in the event that the meeting is called for a date, including any change in a date determined by the board pursuant to Section 2.1, more than 75 days prior to such anniversary date, notice by the stockholder to be timely given must be so received no later than the close of business on the 10th day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Such stockholder's notice to the clerk shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and (v) the consent of each nominee to serve as a director of the corporation if so elected; and (b) as to the stockholders giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (v) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the provisions set forth herein.

      The Chairman of the Board or other presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.